 Exhibit 10.12
PERSONAL GUARANTY AGREEMENT
(Bloom)

                 This PERSONAL GUARANTY AGREEMENT (this "Agreement"), is made and entered into as of the 13th day of August 2004, by HOWARD M. BLOOM, an individual, (the "Guarantor"), in favor of MORRIS SILVERMAN, an individual (the "Lender").

RECITALS

                 The Lender is the Chairman of the Board of Directors of DiaSys Corporation, a Delaware corporation (the "Borrower"), and the Guarantor is an officer/and or director of the Borrower.

                 The Borrower has entered into a Settlement and General Release Agreement with Todd M. DeMatteo pursuant to which the Borrower is obliged to make certain payments on or before August 16, 2004 and certain additional payments on or before September 16, 2004 (the "Settlement Payments"). The Borrower will suffer severe adverse effects if it does not make the Settlement Payments at the times required.

                 The Borrower does not have funds to make such Settlement Payments and is in urgent need of additional working capital.

                 The Borrower has used its best efforts to borrow necessary funds from a commercial lending institution but has been unable to do so because it lacks the cash flow and tangible assets necessary to support such borrowing.

                 As an accommodation to the Borrower and to enable it to avoid default under the terms of the DeMatteo settlement, the Lender is willing to make a personal loan or loans to the Borrower in the amount of up to $600,000 (collectively, the "Loan"), but only on the condition, among others, that the Guarantor execute and deliver this Guaranty Agreement.

                 The Loan is made pursuant to a Loan and Security Agreement between the Lender and the Borrower being executed and delivered concurrently herewith (the "Loan Agreement"). All terms used herein and not defined herein shall have the meanings ascribed to them in the Loan Agreement.

                 This Personal Guaranty Agreement is delivered pursuant to an Indemnification and Mutual Contribution Agreement among the Lender, the Borrower, the Guarantor and certain other officers and/or directors of the Borrower.

AGREEMENT

                 NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with Lender as follows:

                 1. Guarantor hereby unconditionally and irrevocably guarantees directly to Lender the due and punctual payment of the principal of, and all interest and other amounts accruing under, the Note, and all of Borrower's obligations and indebtedness at any time owing thereunder, under the Loan Agreement and under any other document or agreement executed or entered into by Borrower in connection with the Loans (hereinafter collectively referred to as the "Indebtedness"), when the same shall become due and payable, whether at maturity, by acceleration or otherwise, including any portion of the Indebtedness nominally held by Lender on behalf of others who have participations or interests therein granted or created by Lender, whether direct or contingent, due or to become due, now existing or hereafter arising, and whether created directly or acquired by assignment or otherwise by Lender, all subject to the limitation hereinafter set forth.

                 2. Guarantor does hereby waive: notice of acceptance hereof; notice of the extension of credit from time to time by Lender to Borrower and the creation, existence or acquisition of any Indebtedness hereby guaranteed, including, without limitation, notice of advances of loan amounts; notice of the amount of Indebtedness or any other indebtedness of Borrower to Lender from time to time, subject, however, to Guarantor's right to make inquiry of Lender to ascertain the amount of Indebtedness at any reasonable time; notice of adverse change in Borrower's financial condition or of any other fact which might increase Guarantor's risk; notice of presentment for payment, demand, protest and notice thereof as to any instrument; notice of default; and all other notices and demands to which Guarantor might otherwise be entitled. Guarantor further waives the right to a jury trial in any action hereunder and rights by statute or otherwise to require Lender to institute suit against Borrower or any other guarantor of the obligations guaranteed hereby or to exhaust its rights and remedies against Borrower or any other such guarantor, Guarantor being bound to the payment of all Indebtedness hereby guaranteed as fully as if such Indebtedness were directly owing to Lender by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Until all of the Indebtedness shall have been paid in full, Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever and no right of recourse to or with respect to any assets or property of Borrower or to any collateral for the Indebtedness. Nothing shall discharge or satisfy the liability of Guarantor hereunder except the full payment of the Indebtedness. All of the Indebtedness shall, at the option of Lender, forthwith become due and payable if there shall be filed against Borrower or Guarantor a petition in bankruptcy or for insolvency proceedings or for reorganization or arrangement or for appointment of a receiver or trustee, if Borrower or Guarantor makes an assignment for the benefit of creditors, or if an Event of Default shall exist under (and as defined in) the Loan Agreement.

                 3. Guarantor consents and agrees that, without notice to Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Lender may, by action or inaction: compromise, settle, extend the time for payment of the Indebtedness with Borrower or any party liable therefor; release Borrower or any party from its liability for the Indebtedness; release all or any part of the security for the Indebtedness; modify any instruments or agreements relating to the Indebtedness (except this Agreement); extend the time for making any deposit or granting a security interest in property securing the Indebtedness; or refuse or fail to enforce its rights under any agreement or instrument evidencing or securing the Indebtedness.

                 4. Guarantor consents and agrees that Lender shall be under no obligation to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Indebtedness. Guarantor agrees to pay all expenses incurred by Lender in connection with the protection, assertion or enforcement of its rights under this Agreement, including, without limitation, court costs, collection charges and attorneys' fees and disbursements. Guarantor further agrees that to the extent Borrower makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or rule of equity, then, to the extent of such payment or repayment, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made and Guarantor shall be primarily liable for such obligation.

                 5. Guarantor agrees that the liability of Guarantor under this Agreement shall be immediate and shall not be contingent upon the exercise or enforcement by Lender of whatever remedies it may have against Borrower, any other guarantor or others, or the enforcement of any lien or realization upon any security Lender may at any time possess.

                 6. Guarantor represents, warrants and covenants to Lender as an inducement to Lender to grant credit to Borrower as follows: as of the date of this Agreement, the financial statements of Guarantor, if any, furnished Lender are true and correct and include in the footnotes thereto all contingent liabilities of Guarantor; since the date of said financial statements, there has been no material adverse change in the financial condition of Guarantor; Guarantor shall immediately give Lender written notice of any material adverse change in Guarantor's financial condition, including but not limited to litigation commenced, tax liens filed, defaults claimed under Guarantor's indebtedness for borrowed money or bankruptcy proceedings commenced with respect to Guarantor by Guarantor or any third party; Guarantor shall at such reasonable times as Lender requests furnish its current financial statements to Lender and permit Lender or its representatives to inspect his financial records and properties and make extracts therefrom in order to evaluate the financial condition of Guarantor.

                 7. This guaranty is a primary and original obligation of Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect without respect to future changes in conditions, including change of law or any invalidity or irregularity with respect to the issuance of any obligations of Borrower to Lender or with respect to the execution and delivery of any agreement between Borrower and Lender. This guaranty is in addition to, and not in substitution for or in reduction of, any other guaranty by Guarantor or any other guarantor in favor of Lender.

                 8. Lender shall have the right to seek recourse against Guarantor to the full extent provided for herein and in any other document or instrument evidencing obligations of Guarantor to Lender, and against Borrower to the full extent provided for in the instruments and agreements evidencing or securing the Indebtedness, which right shall be absolute and shall not in any way be impaired, deferred or otherwise diminished by reason of any inability of Lender to claim any amount of interest, fees, costs, or charges from Borrower pursuant to ' 506(b) of the United States Bankruptcy Code, as amended (11 U.S.C. ' 506(b)). No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender's right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender against Borrower, any other guarantor of the obligations guaranteed hereby or any other party, under any document or instrument evidencing or securing the Indebtedness of Borrower to Lender shall serve to diminish the liability of Guarantor except to the extent Lender fully and unconditionally realizes payment of the Indebtedness by such action or proceeding, notwithstanding the effect of any such action or proceeding upon Guarantor's right of subrogation or contribution against Borrower or any other party. Guarantor is fully aware of the financial condition of Borrower. Guarantor delivers this guaranty based solely upon Guarantor's own independent investigation and in no part upon any representation or statement of Lender with respect thereto. Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning Borrower's financial condition as Guarantor may deem material to his obligations hereunder and Guarantor is not relying upon, nor expecting Lender to furnish Guarantor any information in Lender's possession concerning Borrower's financial condition. By acceptance hereof, Lender and Guarantor agree that Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of "continuing guaranty", which risk includes, without limitation, the possibility that Borrower will contract additional indebtedness for which Guarantor will be liable hereunder after Borrower's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

                 9. Guarantor agrees that all the rights, benefits and privileges herein and hereby conferred upon Lender shall vest in, and be enforceable by Lender, its successors and assigns. Guarantor agrees that this Agreement shall bind Guarantor's heirs, executors, administrators, personal representatives, successors and assigns.

                 10. This Agreement, all acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut. Notwithstanding the foregoing, as part of the consideration for Lender's granting or continuing outstanding credit to Borrower, Guarantor hereby agrees that all actions or proceedings arising directly or indirectly hereunder may, at the option of Lender, be litigated in courts having situs within the State of Illinois, and Guarantor hereby expressly consents to the jurisdiction of any local, state or federal court located within the State of Illinois, and consents that any service of process in such action or proceeding may be made by personal service upon Guarantor wherever Guarantor may be then located, or by certified or registered mail directed to Guarantor at Guarantor's last known personal address which, until written notice to the contrary is received by Lender, shall be deemed to be the address for Guarantor set forth above.

                 11. GUARANTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a TO 52-278n, INCLUSIVE, OR BY OTHER APPLICABLE LAW HEREBY WAIVES HIS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH Lender MAY DESIRE TO USE.

                 13. This Agreement is for the exclusive benefit of the Lender, its heirs, successors and assigns, and may not be enforced by any other person.

                 14. Anything in this Agreement to the contrary notwithstanding, the obligations of the Guarantor hereunder shall be limited to an amount equal to the sum of (i) Fifty Thousand Dollars ($50,000), (ii) accrued interest on such amount under the terms of the Note, and (iii) Eight and One-Third Percent (8.33%) of all additional costs and expenses payable by the Borrower under the Note or the Loan Agreement.

                 IN WITNESS WHEREOF, Guarantor has hereunto subscribed his or her name as of the date first written above.

S/ HOWARD M. BLOOM Howard M. Bloom